EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of PATRIOT NATIONAL BANCORP, INC. (the “Company”) on Form 10-K for the period ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Michael A. Carrazza and Joseph D. Perillo, the Chief Executive Officer and the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael A. Carrazza
Michael A. Carrazza
Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ Joseph D. Perillo
Joseph D. Perillo
Chief Financial Officer (Principal Financial Officer)

Date: April 29, 2020

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission and shall not be considered filed as part of the Report.